UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.
_________________________________________________________________________________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
__________________________________________________________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2016

Dear Shareholder:

You are cordially invited to attend our 2016 annual meeting of shareholders which will be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands, on Thursday, May 19, 2016 at 2:30 p.m. Central European Summer Time ("CEST") for the following purposes as proposed by the Board of Supervisory Directors:

1.
To re-elect two Class II Supervisory Directors and to elect one new Class II Supervisory Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2019 and until their successors shall have been duly elected and qualified;

2.
To elect a new additional Class I Supervisory Director to serve until our annual meeting in 2020, pending approval and implementation of agenda item no. 3 below, or in the event agenda item no. 3 is not approved, to serve as a Class II Supervisory Director until our annual meeting in 2019 and until a successor shall have been duly elected and qualified, in each case under the terms and conditions described within the proxy statement and with effect from July 1, 2016;

3.	To amend article 16, sub-article 15 of our articles of association to read in its entirety, as follows (the following being an English translation of the official Dutch text):
"The supervisory board shall institute a retirement rota in order to preclude, to the extent possible, a situation in which a substantial number of supervisory directors retire simultaneously or the composition of the supervisory board is not properly constituted in the opinion of the supervisory board. A supervisory director may be appointed for a term, not to exceed four (4) years, consistent with this retirement rota and as necessary in order to accomplish these goals. With due observance of the preceding sentences, each supervisory director shall be eligible for immediate re-appointment. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration.";

4.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A section"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the Security and Exchange Commission's compensation disclosure rules, including the compensation tables;

5.
To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2015, following a discussion of our Dutch Report of the Management Board for that same period;

6.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2016;

7.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2017, and such repurchased shares may be used for any legal purpose;

8.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017;

9.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017;

10.
To convene a discussion, pursuant to Dutch Civil Code Book 2, article 108a, regarding measures to be taken, if any, since the Management Board considers it plausible that the shareholders' equity has decreased to an amount equal to or less than one-half of the paid and called up part of the capital; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The election of supervisory board members as described in item nos. 1 and 2 and the topics covered by item nos. 4 through 9 have largely been presented to and approved by our shareholders at our prior annual meetings, and are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands. Agenda item no. 10 is a discussion item only.

The sole member of our Management Board does not receive any form of compensation as referred to in Articles 2:383c through 2:383e of the Dutch Civil Code. Consequently, there is no need to discuss those matters as part of the agenda for the annual meeting of shareholders.

Copies of the Dutch statutory annual accounts, the report of the Management Board, the full text of the proposed amendment to our articles of association (in the English and Dutch languages) and the list of nominees for the Supervisory Board will be available for inspection at our offices in The Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting. The proxy materials, including the aforementioned copies, will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 1:30 p.m. CEST and the meeting will begin at 2:30 p.m. CEST. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 21, 2016, as described further in the proxy statement) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 21, 2016. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.
By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, The Netherlands
March _____, 2016

CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March _____, 2016 and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and desire to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. ("Core" or the "Company") for use at our 2016 annual meeting of shareholders to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands, on Thursday, May 19, 2016 at 2:30 p.m. CEST for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the United States Securities and Exchange Commission ("SEC"), we are making this proxy statement and our Annual Report on Form 10-K (the "Annual Report") available on the Internet. On or before April 11, 2016, in order to be able to comply with applicable electronic notification deadlines, we mailed a notice to those who were shareholders as of the close of business Eastern Daylight Time on March 18, 2016 containing instructions on how to access the proxy statement and Annual Report and vote online or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com. See the Section below on "WHO IS ENTITLED TO VOTE" for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board of Supervisory Directors, with the exception of item 10, which is a discussion item only:

1.
To re-elect two Class II Supervisory Directors and to elect one new Class II Supervisory Director to serve until our annual meeting in 2019 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

2.
To elect a new additional Class I Supervisory Director to serve until our annual meeting in 2020, pending approval and implementation of agenda item no. 3 below, or in the event agenda item no. 3 is not approved, to serve as a Class II Supervisory Director until our annual meeting in 2019 and until a successor shall have been duly elected and qualified, and in each case under the terms and conditions described within the proxy statement and with effect from July 1, 2016;

3.	To amend article 16, sub-article 15 of our articles of association to read in its entirety, as follows (the following being an English translation of the official Dutch text):
"The supervisory board shall institute a retirement rota in order to preclude, to the extent possible, a situation in which a substantial number of supervisory directors retire simultaneously or the composition of the supervisory board is not properly constituted in the opinion of the supervisory board. A supervisory director may be appointed for a term, not to exceed four (4) years, consistent with this retirement rota and as necessary in order to accomplish these goals. With due observance of the preceding sentences, each supervisory director shall be eligible for immediate re-appointment. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration.";

4.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A section, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables;

5.
To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2015, following a discussion of our Dutch Report of the Management Board for that same period;

6.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2016;

7.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2017, and such repurchased shares may be used for any legal purpose;

8.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017;

9.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017;

10.
[Discussion item only].To convene a discussion, pursuant to Dutch Civil Code Book 2, article 108a, regarding measures to be taken, if any, since the Management Board considers it plausible that the shareholders' equity has decreased to an amount equal to or less than one-half of the paid and called up part of the capital; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2016 annual meeting to those shareholders who hold common shares at the close of business Eastern Daylight Time on March 18, 2016 in order to be able to comply with applicable electronic notification deadlines. As of March 18, 2016, there were ____________ common shares outstanding. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting. Each outstanding common share (issued shares excluding common shares held by the Company) is entitled to one vote.

The March 18, 2016 date only determines who receives the electronic notice and does not determine who has the right to vote at that annual meeting. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respects to shares) at the close of business Eastern Daylight Time on April 21, 2016. This latter date is considered to be the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on such date are entitled to vote. Under Dutch law, this latter date must occur exactly twenty-eight (28) days before the date of the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.

Given the time of the meeting in The Netherlands, in order for your mailed or online vote or vote cast by phone to be counted, it must be received on or before 5:00 p.m. Eastern Daylight Time on Wednesday, May 18, 2016. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on Wednesday, May 18, 2016. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 1:30 p.m. CEST and the meeting will begin at 2:30 p.m. CEST. Each shareholder desiring to attend MUST bring proof of share ownership as of the "day of registration" (“dag van registratie”) as referred to in the Dutch Civil Code (which is Thursday, April 21, 2016) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted "FOR" all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

Under Dutch law and our Articles of Association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that (i) in relation to agenda item nos. 6 and 9, a two-thirds majority of the votes cast is required to approve the proposal in the event less than 50% of the issued share capital is present or represented at the meeting and (ii) in relation to agenda item no. 3, our Articles of Articles of Association require a two-thirds majority of the votes cast representing more than half of the issued share capital. The Company's Articles of Association prohibit shareholders from acting by written consent, unless such written consent is unanimous and Dutch law does not allow a written consent at a lesser percentage.

Dutch law and our Articles of Association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A "broker non-vote" occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or "NYSE."

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and also through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES
Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of Friday, March 18, 2016, with respect to the common shares beneficially owned by:

•	each person known by us to own beneficially 5% or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our named executive officers; and

•	all Supervisory Directors and executive officers as a group (all eight current Supervisory Directors own shares of Company stock).

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)
Clearbridge Investments, LLC (3)	5,202,369
The Vanguard Group (4)	3,356,106
WCM Investment Management (5)	3,188,453
EARNEST Partners, LLC (6)	2,495,304
David M. Demshur	321,432
Richard L. Bergmark	126,879
Monty L. Davis	107,408
D. John Ogren	40,424
Michael C. Kearney	12,964
Jan Willem Sodderland	2,152
Charles L. Dunlap	800
Margaret van Kempen	897
Lucia van Geuns	95
Michael Straughen	—
Martha Z. Carnes	—
All Supervisory Directors and executive officers as a group	613,051
* Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on ____________ common shares outstanding as of Friday, March 18, 2016.

(3)
Based upon an Amendment No. 10 to Schedule 13G/A filed with the SEC on February 16, 2016, Clearbridge Investments, LLC is deemed to be the beneficial owner of 5,202,369 shares. Clearbridge Investments' current address is 620 8th Avenue, New York, NY 10018.

(4)
Based upon an Amendment No. 3 to Schedule 13G/A filed with the SEC on February 10, 2016, The Vanguard Group is deemed to be the beneficial owner of 3,356,106 shares. Vanguard's current address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based upon Schedule 13G filed with the SEC on February 12, 2016, WCM Investment Management is deemed to be the beneficial owner of 3,188,453 shares. WCM Investment Management current address is 281 Brooks Street, Laguna Beach, California 92651.

(6)
Based upon an Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2016, EARNEST Partners, LLC is deemed to be the beneficial owner of 2,495,304 shares. EARNEST Partners' current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Supervisory Directors, named executive officers and persons who own more than 10% of our common shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2015, with the exception that our Chief Accounting Officer, Christopher Hill, had a vesting of 125 shares on September 1, 2015, which was reported on Form 4 on October 2, 2015.

Equity Compensation Plan Information

We have two main incentive plans, our 2014 Long-Term Incentive Plan ("2014 LTIP"), and our 2014 Nonemployee Director Stock Incentive Plan ("2014 Director Plan"), both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2015.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
2014 LTIP	442,836	—	1,385,624
2014 Director Plan	20,768	—	558,139
Equity compensation plans not approved by our shareholders	—	—	—
Total	463,604	—	1,943,763

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the Standard & Poor's Oil & Gas Equipment and Services Index (which has been selected as our peer group) for the period beginning December 31, 2010 and ending March 7, 2016. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2010 and that all dividends were reinvested. The shareholder return set forth below is not necessarily indicative of future performance. The following graph and related information shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Core Laboratories specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION

Board of Supervisory Directors

In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director who will have served for longer than ten years each year over the next few years (the "Succession Plan"). The Succession Plan will be completed as of the annual shareholder meeting in 2017, at which time the longest tenure of any non-executive director will be six years. In 2016, with the retirement of Mr. John Ogren effective at the 2016 annual meeting, the Board of Supervisory Directors is proposing the election of a new member, Michael Straughen, to serve as a Class II Supervisory Director, as well as proposing the re-election of Mr. Charles L. Dunlap and Ms. Lucia van Geuns as Class II Supervisory Directors. All three candidates are being nominated for terms expiring at the annual meeting in 2019. Further, the Board of Supervisory Directors is proposing the election of one new additional Class I member, Martha Z. Carnes, making a total of nine supervisory directors for one year, so that the new Class I member can overlap with Mr. Kearney for one year before Mr. Kearney retires from the Supervisory Board, effective at the 2017 annual meeting. Ms. Carnes is being nominated for a term expiring at the 2020 annual meeting, pending approval and implementation of agenda item no. 3. In the event agenda item no. 3 is not approved, Ms. Carnes is being nominated to serve as a Class II Supervisory Director for a three year term until our annual meeting in 2019. In each case, Ms. Carnes' term will take effect on July 1, 2016, upon her retirement from PricewaterhouseCoopers.

Set forth below as of March 18, 2016 are the names, ages and biographical information for our Supervisory Directors who will serve following the annual meeting, including individuals who have been nominated for reelection as a Supervisory Director. You may vote for all four of the nominees, for three of the nominees, for two of the nominees, for one of the nominees or for none of the nominees.

Nominees for Class II Supervisory Directors (Term To Expire 2019)
Michael Straughen, 66
Following a long and successful career in oilfield services, Mr. Straughen recently retired from executive office and has taken up a number of non-executive positions over the past two years. He currently serves on the boards of Glacier, an Aberdeen based offshore services company; GMS PLC, an Abu Dhabi based marine services company listed on the London Exchange; Denholm Oilfield Services Group, a Glasgow based oilfield services business; and ASCO, an Aberdeen based logistics support group.  Mr. Straughen’s last executive position was as an executive director of John Wood Group PLC, from May 2007 to November 2014, where he served as Chief Executive of the Engineering Division, which operated in the upstream, midstream and downstream sectors of the oil and gas market and as a Group Director for HSSE.  The Wood Group's Engineering Division had revenues in excess of $1.8 billion and more than 10,000 employees and his responsibilities included P&L performance, HSE, resourcing, customer relationships and strategy and growth.  As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance. From 1982 to 2007, he served in various manager roles as well as various director roles, including corporate director, managing director and group managing director with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer and he has served on various industry bodies including as a member of the Scottish Government’s Energy Advisory Board from 2012 to 2014 and as Chairman of the Energy Industries Council Trade Association from 2002 to 2007. Mr. Straughen's extensive management experience in the oil and gas sector as well as his diverse background will allow him to provide valuable insight on management, governance and strategic issues.

Mr. Straughen owns zero shares in the Company.

Charles L. Dunlap, 72 Supervisory Director since 2013 Chairman of Nominating, Governance and Corporate Responsibility Committee Member of Audit Committee and Compensation Committee
Mr. Dunlap formerly served as Chief Executive Officer and President of TransMontaigne, a terminaling and transportation company, and Chief Executive Officer of TransMontaigne Partners L.P., a publicly-traded master limited partnership, both based in Denver, Colorado until the end of 2014. Mr. Dunlap previously served as Chief Executive Officer and President of Pasadena Refining System, Inc., based in Houston, Texas from January 2005 to December 2008. From 2000 to 2004, Mr. Dunlap served as one of the founding partners of Strategic Advisors, L.L.C., a management consulting firm based in Baltimore, Maryland. Prior to that time, Mr. Dunlap served in various senior management and executive positions at various oil and gas companies including Crown Central Petroleum Corporation, Pacific Resources Inc., ARCO Petroleum Products Company and Clark Oil & Refining Corporation. Mr. Dunlap is a graduate of Rockhurst University, holds a Juris Doctor degree from Saint Louis University Law School and is a graduate of the Harvard Business School Advanced Management Program. Mr. Dunlap's extensive management experience in the oil and gas sector as well as his diverse educational background allow him to provide valuable insight on management and strategic issues.

Mr. Dunlap owns 800 shares in the Company.

Lucia van Geuns, 60 Supervisory Director since 2013 Member of Nominating, Governance and Corporate Responsibility Committee
In January 2015, Ms. van Geuns became a senior consultant in petroleum geosciences with The Netherlands Organization for Applied Scientific Research (“TNO”). Her research at TNO will focus on the impact of production optimization technology, international energy markets and energy transition. Prior to this, she was a Senior Fellow at the Clingendael International Energy Programme from 2003 to 2014, where she focused on the geopolitics and macro-economics of international energy markets and energy transition. In September 2013, she became the President of the Royal Geological and Mining Society of the Netherlands (KNGMG). She started her career in 1980 as a petroleum geologist at the Shell Research Laboratories for Royal Dutch Shell plc. in Rijswijk, after which she served for Brunei Shell Petroleum from 1983 to 1986. In her 22 years with Royal Dutch Shell she held many different technical and management positions, including manager of Geological Services in Rijswijk from 1989 to 1993 and leader of various exploration and production projects during the 1990s, including the large Camisea gas/liquid project in Peru and field development planning in the Niger delta. She has a strong background in geoscience, petroleum engineering and economics & planning. She is a frequent speaker on energy market issues for various public and private stakeholders. Ms. van Geuns holds an MSc in Earth Sciences from the University of Leiden and is a member of various professional associations. Ms. van Geuns' background in geology, her extensive technical experience in international petroleum projects and her knowledge of petroleum economics provide a set of skills complementary to the other members of the Supervisory Board.

Ms. van Geuns owns 95 shares in the Company.

Continuing Class III Supervisory Directors (Term to Expire 2018)
Richard L. Bergmark, 62 Executive Vice President and Chief Financial Officer Supervisory Director since initial public offering in 1995
Mr. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. He has substantial knowledge of the industry based upon his over 25 years with the Company and its predecessors and has extensive knowledge about the history of the Company, both of which are important for planning and management purposes. Furthermore, his understanding of the financial matters relating to the Company and our industry are of crucial importance to the Company. Mr. Bergmark, along with our Chief Executive Officer, has developed important contacts with others in the industry and has an excellent relationship with our shareholders.

Margaret Ann van Kempen, 63 Supervisory Director since 2012 Member of Nominating, Governance and Corporate Responsibility Committee and Compensation Committee
Ms. van Kempen has been the owner and managing partner of Van Kempen Public Relations & Public Affairs since 1997. She has extensive experience in strategic corporate communications and investor relations, with a focus on reputation and risk management. She has provided litigation PR and communications advice on a wide variety of issues in high profile cases in and outside The Netherlands. Her clients cover a range of sectors including telecommunications, energy, information technology, professional services and fashion. From 1988 to 1995 she was Director European Affairs of Financial Times Television. Before that she worked in government and semi-government organizations including the Ministry of Economic Affairs. Ms. van Kempen's background in corporate communications and knowledge of strategic investor relations, including her knowledge of such matters in Europe, allow her to provide unique insight to the Company particularly in light of our dual listing on the Euronext Amsterdam Stock Exchange.

Continuing Class I Supervisory Directors (Term to Expire 2017)
David M. Demshur, 60 Chief Executive Officer and Supervisory Director since initial public offering in 1995 Chairman of Supervisory Board since May 2001
Since joining our Company in 1979, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur's extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, the Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

Michael C. Kearney, 67 Supervisory Director since 2004 Chairman of Audit Committee
In January 2016, Mr. Kearney was elected to serve as Chairman of the Supervisory Board of Frank's International N.V., ("Frank's"), a Dutch company specializing in supplying engineered tubular services for the oil and gas industry. Mr. Kearney was first elected to the Supervisory Board of Frank’s in November 2013 and at the same time appointed to serve on the Audit Committee.  In 2014, he was appointed to serve also on the Compensation Committee. In January 2015, Mr. Kearney was elected to the Board of Directors of Fairmount Santrol, a company specializing in high-performance sand and sand-based products used by oil and gas exploration and production companies, and was also appointed to serve on its Audit Committee.  He formerly served as President and Chief Executive Officer of DeepFlex Inc. from September 2009 until June 2013 and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Previously, he served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a Canadian based oil service company from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President - Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney brings to the Company significant accounting expertise as a result of his work experience and educational training. His executive level experience as Chief Financial Officer at publicly traded companies and direct knowledge and experience of operating and maintaining internal controls over financial reporting benefits the Company given Mr. Kearney's former positions as a certifying officer. Mr. Kearney has a Master of Science degree in Accountancy and a BBA degree in Finance.

Jan Willem Sodderland, 74 Supervisory Director since 2011 Member of Compensation Committee
Mr. Sodderland serves on the board of European subsidiaries of a number of international companies. From 1974 until 2006, Mr. Sodderland was an attorney and partner of NautaDutilh and was stationed in Rotterdam, Brussels and Amsterdam. In his practice, Mr. Sodderland has built up considerable experience in assisting and advising companies in complicated takeovers, mergers and joint ventures. Mr. Sodderland has long had a close relationship with Japan and China and has published a number of articles about investment possibilities in Asia. He is also the past Chairman of the Pacific Rim Advisory Council, an association of some thirty independent law firms in various parts of the world. His legal practice and service on boards has given him broad, diversified exposure to best practices for corporate governance. Prior to his election to the Supervisory Board in 2011, Mr. Sodderland served as a non-employee managing director of Core Laboratories International B.V. ("CLIBV"), which is the managing director of the Company, and as a non-employee director of other Dutch affiliates of the Company.

Proposed New Class I Supervisory Director (Term to Expire 2020), subject to Approval and Implementation of Agenda Item No. 3, or alternatively if Agenda Item No. 3 is Not Approved, Proposed New Class II Supervisory Director (Term to Expire 2019)

Martha Z. Carnes, 55 (term to be effective July 1, 2016)
Mrs. Carnes began her career with PricewaterhouseCoopers LLP (“PwC”) in 1982 and was admitted to the partnership in 1994. At present, she is an Assurance Partner serving large, publicly traded companies in the energy industry, including natural gas processing, transmission and distribution, crude oil transportation and terminaling, natural gas and power trading and marketing, oil and gas exploration and production, chemicals and independent power production. Ms. Carnes is retiring from PwC on June 30, 2016, and, if elected to the Supervisory Board at Core's 2016 annual meeting, would begin her term as a Supervisory Director, effective July 1, 2016.
As approved at the 2015 annual meeting, PwC concluded its role as Core's outside auditor as of the end of the 2015 fiscal year and that role was assumed by KPMG, effective January 1, 2016. During the time that PwC served as outside auditor to the Company, Ms. Carnes never served as Core's audit engagement partner, nor did she have any role related to accounting, auditing or reporting matters for the Company. Therefore, upon her retirement, the Supervisory Board considers her to be independent of any past audit work performed by PwC and also that she will be independent with regard to the future audit work performed by KPMG.
Mrs. Carnes has held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In this regard, she was responsible for ensuring the services the firm delivered to their energy clients were of the highest quality through the allocation of PwC’s resources, the industry specific training and development of their people, and the sharing of knowledge and expertise among their energy teams. Mrs. Carnes has vast experience with large complex transactions and regularly consults with her clients on mergers, acquisitions and divestitures, both domestic and international. She has extensive experience with capital markets activities and has been the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector. She has led due diligence teams, completed carve-out audits, and been involved with the filing of registration statements covering the offering of debt and equity securities, as well as required periodic filings, with United States Securities and Exchange Commission. Mrs. Carnes has also served as one of the firm’s Risk Management Partners, responsible for providing consultation and advice on complex accounting, auditing and financial reporting issues.
She is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and The University of Texas Accounting Advisory Council. Mrs. Carnes is the Chairman of the Governing Board of The Greater Houston Community Foundation, and has chaired their Compensation Committee and Finance & Administration Committee. Her experience in working with public companies, including her work on assurance, tax and advisory matters in the energy industry, will allow her to provide important insight to the Company.

Ms. Carnes owns zero shares in the Company.

Non-Executive Supervisory Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Supervisory Directors in 2015. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors:

Supervisory Director Compensation for Year Ended December 31, 2015

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Charles L. Dunlap	86,000	142,839	228,839
Michael C. Kearney	96,000	142,839	238,839
D. John Ogren	113,000	142,839	255,839
Jan Willem Sodderland	65,000	142,839	207,839
Lucia van Geuns	67,000	142,839	209,839
Margaret Ann van Kempen	69,000	142,839	211,839

(1)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2015 and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R).

(2)
Each of our non-executive Supervisory Directors who served any portion of 2015 still had the following aggregate number of restricted stock awards, granted in 2013, 2014 and 2015 outstanding as of December 31, 2015: Mr. Dunlap, 3,280; Mr. Kearney, 3,280; Mr. Ogren, 3,280; Mr. Sodderland, 3,280; Ms. van Geuns, 3,280; and Ms. van Kempen, 3,280. None of our non-executive Supervisory Directors had any option awards outstanding as of December 31, 2015.

 Retainer/Fees. Each non-executive Supervisory Director was paid the following amounts during fiscal 2015:

•	a base annual retainer, payable semiannually in arrears, in the amount of $55,000;

•	an additional annual retainer for the following positions:

◦	for our Lead Director, an additional $20,000;

◦	for our Audit Committee chairman, an additional $25,000;

◦	for our Compensation Committee chairman, an additional $20,000;

◦	for our Nominating, Governance and Corporate Responsibility Committee ("NGCR Committee") chairman, an additional $9,000;

•	$2,000 per meeting of the Supervisory Board at which the individual is present in person;

•	$2,000 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

Equity-based Compensation.

Effective April 1, 2013, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2013, in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2013, rounded upwards to the nearest whole share for a total of 1,088 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2013 and will end on March 31, 2016.

Effective April 1, 2014, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2014 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2014, rounded upwards to the nearest whole share for a total of 756 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2014 and will end on March 31, 2017.

Effective April 1, 2015, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2015 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2015, rounded upwards to the nearest whole share for a total of 1,436 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2015 and will end on March 31, 2018.

For all pending awards, at the time they were approved by the Compensation Committee and the Supervisory Board, they required the recipient's continued service as a director (other than for death or disability) to the time of vesting for the recipient to receive the shares that otherwise vested. In the event of an award recipient's death or disability prior to the last day of these performance or vesting periods, his or her restricted shares would vest as described above. As originally provided, if an award recipient's service with us terminated (other than for death or disability) prior to the last day of these performance or vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2014 Director Plan) prior to the last day of these performance or vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted shares will vest as of the effective date of such change in control.

On March 2, 2011, the Supervisory Board approved the Succession Plan, which was filed on Form 8-K on March 7, 2011, whereby one non-executive Supervisory Director would be replaced per year over a period of six years to allow new members to join the Supervisory Board. Consequently, the Compensation Committee and Supervisory Board took action to adjust the award agreements to equitably take into account the fact that (1) the Company was initiating the change in non-executive Supervisory Directors and (2) the members being rotated off of the Supervisory Board pursuant to the Succession Plan did not have a choice about remaining in service as a Supervisory Director to achieve full vesting of all currently awarded grants. As of the 2016 annual meeting, only Messrs. Kearney and Ogren will be governed by the Succession Plan and have had or will have their grants extended.

Minimum Stock Ownership by Non-Executive Supervisory Directors. The Compensation Committee has established a requirement that non-executive Supervisory Directors must maintain equity ownership of Company stock, using the average price of the stock over the immediate preceding five years, in the minimum amount of five times the annual base retainer for the previous year, and will be allowed five years to achieve that minimum equity ownership level. All current Supervisory Directors are in compliance with the Compensation Committee's requirements.

Policy against Insider Trading. The Company has a written policy against Insider Trading that is applicable to all Supervisory Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin; etc.) is not allowed at any time.

 2016 Non-Executive Supervisory Director Compensation. Each non-executive Supervisory Director serving in 2016, including each new member of the Supervisory Board elected at the 2016 annual meeting upon their effective date of service, shall receive the same level of cash compensation in 2016 as received by Supervisory Board members in 2015 and described above under “Retainer/Fees" on page 13 of this proxy statement.

In addition, effective on April 1, 2016, we will award each of our non-executive Supervisory Directors serving in 2016, an amount of restricted shares equal to $150,000 based on the closing price the Company's stock on March 31, 2016, rounded upwards to the nearest whole share. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that begins on April 1, 2016 and will end on April 1, 2019. This award will be subject to the same rules applicable to the pending 2013-2015 restricted share award program ("RSAP") grants. Each new member of the Supervisory Board elected at the 2016 annual meeting will receive the same award following the effective date their service on the Supervisory Board begins.

Board Membership

The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company's Articles of Association. Under Dutch law, the Supervisory Board's duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of eight Supervisory Directors in three classes, though as described in agenda item no. 2, we are proposing a ninth member for one year to overlap with Mr. Kearney pending his retirement from the Supervisory Board in 2017. The Supervisory Directors are expected to exercise oversight of management with the Company's interests in mind.

The Management Board's sole member is CLIBV. As a Managing Director, CLIBV's duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Board Structure

Mr. Demshur serves as the Company's Chief Executive Officer and as Chairman of the Supervisory Board ("Chairman of the Board"). Given the size of the Company, we believe our shareholders are well served by having Mr. Demshur hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Mr. Ogren has served as our Lead Director, and the Supervisory Board will appoint a new Lead Director at the Supervisory Board meeting held immediately following the 2016 annual meeting. The Supervisory Board has already designated Mr. Kearney to serve as the new Lead Director, effective upon the conclusion of the 2016 annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman of the Board.

In its role in the risk oversight of the Company, the Supervisory Board oversees our shareholders' interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Supervisory Board is actively involved in overseeing risk management for the Company, and each of our Supervisory Board committees considers the risks within its areas of responsibilities. The Supervisory Board and each of our Supervisory Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Supervisory Director Independence

In connection with determining the independence of each Supervisory Director of the Company, the Supervisory Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the "Dutch Code"). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. With regard to existing members Messrs. Kearney and Dunlap and Mmes. van Geuns and van Kempen and the proposed new members, Mr. Straughen and Ms. Carnes, none have ever held any position with the Company or any of its affiliates apart from their service on the Supervisory Board and its committees. With regard to Mr. Sodderland, he served as a non-employee managing director of CLIBV, an affiliate of the Company, until his election to the Supervisory Board of the Company in May 2011, at which time he resigned from that position with CLIBV and his position as a non-employee director of other Dutch affiliates of the Company. Ms. Carnes qualifies as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Supervisory Directors and the Company, the Supervisory Board affirmatively determined that each of Messrs. Kearney, Ogren, Dunlap, Sodderland and Straughen as well as Mmes. van Geuns, van Kempen and Carnes are independent under the applicable standards described above.

Supervisory Board Meetings

The Supervisory Board held four meetings in 2015. All Supervisory Directors participated in 100% of the 2015 Supervisory Board meetings, with the exception of the Chairman of the Board, who was not able to attend the July 2015 Supervisory Board meeting, but did attend the February, May and November 2015 meetings. All Supervisory Directors participated in 100% of the meetings in 2015 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to shareholders, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. In 2015, all Supervisory Directors attended the annual shareholder meeting and we expect each of our Supervisory Directors to attend our 2016 annual meeting as our current policy and Articles of Association impose an obligation upon the Supervisory Directors to attend the annual meeting.

Our non-executive Supervisory Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Supervisory Director at each such session. If any of our non-executive Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Supervisory Board

The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below. Each Supervisory Director who is at the time "independent" and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during their term, as determined by the Supervisory Board. Any Supervisory Director who is at the time "independent", but who has previously served as a director of any affiliate of the Company, may be considered for Committee assignment, as determined by the Supervisory Board, at the earlier of: (a) five years after they last served as an affiliate director or (b) they are not classified as "non-independent" at the time of their nomination and election.

Audit Committee. The current members of the Audit Committee are Messrs. Kearney (Chairman), Dunlap and Ogren. For 2016, Mr. Ogren will be retiring from the Audit Committee upon his retirement from the Supervisory Board effective at the conclusion of the 2016 annual meeting. The Supervisory Board plans to re-appoint Mr. Kearney to serve as chairman and to appoint Ms. Carnes, effective July 1, 2016, and Mr. Sodderland to serve on the Audit Committee following the 2016 annual meeting.

The Audit Committee's principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney and Ms. Carnes qualify as audit committee financial experts under the rules promulgated pursuant to the Exchange Act. The Audit Committee held four meetings in 2015. A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/investors/governance. See "Audit Committee Report" below.

Compensation Committee. The current members of the Compensation Committee are Messrs. Ogren (Chairman), Dunlap and Sodderland and Ms. van Kempen. For 2016, Mr. Ogren will be retiring from the Compensation Committee upon his retirement from the Supervisory Board effective at the conclusion of the 2016 annual meeting. The Supervisory Board plans to appoint Mr. Straughen to serve as chairman and to re-appoint Ms. van Kempen to serve on Compensation Committee following the 2016 annual meeting. The Supervisory Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For 2016, the Supervisory Board is not expecting any additional changes to the membership of the Compensation Committee.

The Compensation Committee's principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. The Compensation Committee also regularly discusses a succession plan for the Chief Executive Officer and other senior executive management. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Supervisory Board for approval to review and approve awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held one meeting in 2015.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of the work and the fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires. For 2016, the Compensation Committee has relied upon the advice and recommendations provided by Frost HR Consulting ("Frost") in 2015, but plans to engage Frost to perform a full executive compensation survey in 2016 for 2017.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company's website at http://www.corelab.com/investors/governance. See "Compensation Committee Report" below.

Nominating, Governance and Corporate Responsibility Committee. The current members of the NGCR Committee are Mr. Dunlap (Chairman) and Mmes. van Geuns and van Kempen. For 2016, the Supervisory Board plans to re-appoint Mr. Dunlap as chairman and Ms. van Geuns to serve on the NGCR Committee following the 2016 annual meeting.

The NGCR Committee's principal functions, which are discussed in detail in its charter, include:

•	recommending candidates to the Supervisory Board for election as Supervisory Directors;

•	recommending candidates to the Supervisory Board for appointment to the Supervisory Board's committees;

•	reviewing and overseeing compliance with the Company's corporate governance and social responsibility policies; and

•	leading the Supervisory Board in its annual review of the performance of the Supervisory Board, its committees and management.

Each member of the NGCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGCR Committee held two meetings in 2015.

The NGCR Committee operates under a written charter, which was updated in February 2014. A copy of the NGCR Committee Charter may be found on the Company's website at http://www.corelab.com/investors/governance.

Qualifications of Supervisory Directors

The NGCR Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Supervisory Board that the NGCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGCR Committee considers, among other factors, the person's reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Supervisory Board as a whole so that the members of our Supervisory Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Supervisory Board. In the case of current Supervisory Directors being considered for re-nomination, the NGCR Committee will also take into account the Supervisory Director's tenure as a member of our Supervisory Board; the Supervisory Director's history of attendance at meetings of the Supervisory Board and committees thereof; the Supervisory Director's preparation for and participation in all meetings; and the Supervisory Director's contributions and performance as a member of the Supervisory Board.

Seven of the proposed nine members of the Supervisory Board are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year's annual meeting and election, the NGCR Committee believes they possess the characteristics outlined above and bring to the Supervisory Board valuable skills that enhance the Supervisory Board's ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Supervisory Board members and of this year's nominees are contained in the biographical information section beginning on page 8 of this proxy statement.

Supervisory Director Nomination Process

The NGCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new Supervisory Board member that meets specific criteria or to fill a vacancy on the Supervisory Board. The NGCR Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The NGCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below:

•If a new Supervisory Board member is to be considered, the NGCR Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the NGCR Committee, which ranks the candidates. Members of the NGCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s);
•Shareholders seeking to recommend Supervisory Director candidates for consideration by the NGCR Committee may do so by writing to the Company's Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate's name, biographical data and qualifications. The NGCR Committee will consider all candidates submitted by shareholders within the time period specified under "Other Proxy Matters - Information About Our 2017 Annual Meeting; Shareholder Proposals and Shareholder Access" below;

•The NGCR Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above; and
•The nominee(s) are nominated by the Supervisory Board.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Supervisory Directors and named executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our Supervisory Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;

•	the business advantage the Company would gain by engaging in the transaction; and

•	an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2015 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2015, no named executive officer served as:

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to them in care of Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file Annual Accounts and Semi-Annual Accounts with the Dutch regulator, the Autoriteit Financiële Markten ("AFM").

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC and/or AFM rules. Materials we file with the SEC may also be read and copied at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Dutch Corporate Governance Code

The Dutch Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by "best practice" provisions. Listed Dutch N.V. companies are required to disclose in their annual report how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board regularly monitors the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in The Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Supervisory Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and Committee charters for the Audit, Compensation, and NGCR Committees of the Supervisory Board. The corporate governance page can be found at http://www.corelab.com/investors/governance.

Last year, we described the actions we are taking regarding corporate responsibility within the body of the 2015 proxy statement. This year, in order to make the proxy statement more concise, we refer you to the same information, which is posted on our website, and specifically in our 2015 Annual Sustainability Report, under the "Corporate Responsibility" link at http://www.corelab.com/cr/.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During our 20 years as a publicly traded company, we have posted an annualized compounded shareholder return of 19.9%, according to Bloomberg Financial, compared to the S&P 500, which was up 8.4% compounded annually over that period. Based on Bloomberg's calculations using the latest comparable data available, our return on invested capital ("ROIC") was the highest of the Bloomberg Oil and Gas Services Comp Group ("Comp Group"). Moreover, our ROIC exceeded the Comp Group average ROIC by approximately 42.3% percentage points. See "Ownership of Securities - Performance Graph" described and shown on page 7 of this proxy statement by a graph comparing our five-year cumulative total return to the S&P 500 Index and the S&P Oil & Gas Equipment and Services Index.

During 2015-2016 our Executive Compensation decisions included:

•
Increasing base salaries of named executive officers by 3.0% on average for 2016, but postponing those increases until the energy industry improves and until our other employees are eligible to receive a merit increase;

•	Awarding annual cash incentive compensation for 2015 performance at 72.5% of the maximum for the named executive officers; and

•	Awarding named executive officers only performance share award program ("PSAP") equity for 2015 and 2016.

Overview

Our executive compensation program is designed to create strong financial incentive for our officers to maximize ROIC, as well as other financial metrics, which we believe leads to an increase in shareholder and stakeholder value. Our Compensation Committee's principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors. Our executive compensation program includes five primary elements. Three of the elements are performance-oriented and, taken together, all constitute a flexible and balanced method of establishing total compensation for our senior executive officers. The elements are a) base salary, b) annual incentive plan awards, c) stock-based compensation, d) benefits and e) severance/change-in-control compensation.

Compensation Philosophy

The following objectives guide the Compensation Committee in its deliberations regarding executive compensation matters:

•	Provide a competitive compensation program that enables us to retain key executives and Supervisory Board members;

•	Ensure a strong relationship between our performance results and those of our segments and the total compensation received by an individual;

•	Balance annual and longer term performance objectives;

•	Encourage executives to acquire and retain meaningful levels of common shares; and

•	Work closely with the Chief Executive Officer to ensure that the compensation program supports our objectives and culture.

We believe that the overall compensation of executives should be competitive with the market in which we compete for executive talent which consists of both the oilfield services industry and other service-based industries. In determining the proper amount for each compensation element, we review publicly available compensation data, as well as the compensation targets for comparable positions at similar corporations within these industries. We also consider the need to maintain levels of compensation that are fair among our named executive officers given differences in their respective responsibilities, levels of accountability and decision authority. The Compensation Committee generally focuses on compensation structures designed to reflect the normal market range (between the 25th to 75th percentiles), which gives the Compensation Committee the ability to set compensation that reflects Company and individual performance. We believe that maintaining compensation in the normal market range of our peer group minimizes competitive disadvantage while at the same time fairly compensating our named executive officers for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual's career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive's total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short and long-term. Only executives with performance exceeding established targets may significantly exceed the market median in total compensation due to incentive compensation.

Role of our Named Executive Officers in Establishing Compensation

Our Chief Executive Officer provides recommendations to the Compensation Committee in its evaluation of our named executive officers, including recommendations of individual cash and equity compensation levels for named executive officers. Mr. Demshur relies on his personal experience serving in the capacity of Chief Executive Officer with respect to evaluating the contribution of our other named executive officers as well as publicly available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr. Elvig, our Vice President, General Counsel and Secretary, attended the Compensation Committee's January 2016 meeting and acted as secretary of that meeting for the purpose of keeping minutes.

Role of Consultant

Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. As previously discussed, the Compensation Committee has retained Frost to advise regarding analysis of long-term equity award levels as a percentage of base salary. For 2016, the Compensation Committee again engaged Frost to provide information on appropriate executive compensation levels.

Benchmarking

Frost reports to, and acts at the direction of, the Compensation Committee. The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For January 2015 executive compensation recommendations, the Compensation Committee reviewed and considered Frost's evaluation and analysis of the following sources: Mercer Energy Sector Survey Report 2014, Towers Watson Top Management Compensation Survey 2014, and Frost HR Consulting Oilfield Manufacturing and Services Industry Executive Compensation Survey 2014. In addition, the Compensation Committee reviewed proxy statement data from a peer group of companies (see below). These analyses were used to determine the named executive officers' base salary for 2015 (no adjustments took place due to the industry downturn), annual incentive targets (unchanged from 2014) and long-term equity awards (100% performance-based). For 2016, the executives of Core Laboratories have again requested that their base salaries remain unchanged until the energy market improves. For the 2017 executive compensation recommendations, Frost will again conduct a full survey.

Selecting the Peer Group

The Compensation Committee, with the assistance of Frost, has developed a peer group of companies to be used for compensation comparison purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations.

The Compensation Committee periodically reviews the composition of our compensation peer group and reviews the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate compensation levels for our named executive officers. The following companies comprise our compensation peer group for the year ended 2015:

Atwood Oceanics, Inc.	FMC Technologies Inc.	Oceaneering International, Inc.
Cameron International Corp.	Forum Energy Technologies	Oil States International, Inc.
CARBO Ceramics, Inc.	Helix Energy Solutions Group, Inc.	RPC, Inc.
Dresser-Rand Group, Inc.	Nabors Industries Ltd	Superior Energy Services, Inc.
Dril-Quip, Inc.

In addition, the Compensation Committee reviews the incentive trends at three companies of interest:

Weatherford International plc	Fugro NV	John Wood Group plc

Review of the Results of the “Say-on-Pay” Proposal

At the 2015 annual meeting, the Company's shareholders were requested to conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers. The Supervisory Board proposal seeking approval, on an advisory basis, of the compensation of the Company's named executive officers was approved with 98.7% of the votes cast in favor of such compensation. Based upon the overwhelming support of the compensation structure, the Supervisory Board and Compensation Committee reviewed the results of the vote and did not implement changes regarding its compensation design and philosophy as a direct result of the vote.

Elements of Compensation

Base Salary. Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target base salaries to result in annual salaries in the normal market range of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•	the individual's experience and background;

•	the individual's performance during the prior year;

•	the benchmark salary data;

•	the general movement of salaries in the marketplace; and

•	our financial and operating results.

As a result of these factors, a particular executive's base salary may be above or below the median at any point in time. For the years ended December 31, 2015 and December 31, 2014, Messrs. Demshur, Bergmark and Davis had base salaries as follows, and the Compensation Committee has approved the following base salaries for the year ending December 31, 2016; however, in consideration of the economy, their salaries will remain at the 2014 level at this time:

Name	2016 ($)	2015 ($)	2014 ($)
David Demshur	979,530	951,000	951,000
Richard Bergmark	523,858	508,600	508,600
Monty Davis	523,858	508,600	508,600

Non-Equity Incentive Compensation. The Compensation Committee determines the terms under which the annual incentive compensation will be paid to named executive officers. The purpose of these awards is to:

•	share our success with employees;

•	provide a financial incentive to focus on specific performance targets;

•	reward employees based on individual and team performance;

•	promote a sense of shared accomplishment among employees; and

•	encourage employees to continually improve our financial and operating performance and thereby create shareholder and stakeholder value.

Under our annual incentive plan, the Compensation Committee has the discretion to set goals and objectives that it believes are consistent with creating shareholder and stakeholder value, including financial measures, safety metrics, operating objectives, growth goals and other measures. The Compensation Committee also considers individual achievement. The maximum award opportunity is established as a percentage of salary for each named executive officer based upon a review of the competitive data for that officer's position, level of responsibility and ability to impact our financial success. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market range when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk.

All of our named executive officers participate in an annual cash incentive plan. Under this plan, each named executive officer is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our named executive officers for 2016 is set forth below:

		Award Percentages
Name	Title	Target		Maximum
David M. Demshur	President and Chief Executive Officer	110%	-	220%
Richard L. Bergmark	Executive Vice President and Chief Financial Officer	75%	-	150%
Monty L. Davis	Senior Vice President and Chief Operating Officer	75%	-	150%

For 2016, the Compensation Committee has decided to adopt the same cash incentive bonus plan it had adopted in 2015. Therefore, the Compensation Committee decided that the named executive officers should be eligible for an incentive cash bonus to the extent (a) the Company’s operational and financial performance is superior as measured by the performance criteria of revenue, operating margin, and earnings per share ("EPS") as compared to the Comp Group using certain predetermined metrics, measured on a trailing four-quarter period for the Comp Group as published by Bloomberg for the period ending with the third quarter 2016, and (b) the Company’s improvement on a combined metric of safety and ESG on a year-over-year Company specific basis. The Compensation Committee decided that the financial factors should carry more relative weight and determined that financial performance would account for 75% of the potential bonus and the combined safety and ESG factors would account for 25% of the potential bonus.

Relative Performance Metrics
These three relative financial performance metrics each carry a 25% weighting and will be determined by calculating the percentile ranking of the Company of:
1.Revenue:  Compare the change in the Company’s 2016 revenue vs. its 2015 revenue to the Comp Group’s change in revenue over the same period.
2.Operating Margin: Compare the change in Core Lab’s 2016 margins vs. its 2015 margins to the Comp Group’s change in margins over the same period.
3.EPS: Compare the change in Core Lab’s 2016 EPS vs. its 2015 EPS on a percentage basis to the Comp Group’s change in EPS over the same period.

After the end of the year, Bloomberg data measured on a trailing four-quarter period for the Comp Group as published by Bloomberg for the period ending with the third quarter 2016, will be used to determine the Company’s performance as a percentile of the Comp Group on each criterion. Scores shall be determined based on each metric’s percentile ranking of the Company against the Comp Group as determined by the Bloomberg data. A ranking at the top of the list will be assigned a ranking of being in the 100th percentile.

For each criterion, the named executive officers can achieve a maximum score of 25 and a minimum score of 12.5 for a ranking between the 100th and the 50th percentiles, respectively. For example, if the Company’s ranking for change in revenue compared to the Comp Group’s change in revenue is at the 75th percentile level, then the Revenue Metric would receive a score of 18.75. Scores will be extrapolated on a straight-line basis from the 50th percentile to the 100th percentile. A score of zero will be applied to any ranking below the 50th percentile.

Absolute Performance Metric
This metric will carry a 25% weighting and will involve a determination by the Compensation Committee of the Company’s progress in improving on a collective basis, year-over-year, in the areas of safety and ESG. The Compensation Committee will base its determination primarily on relevant objective third-party reports and may award up to 25% of the maximum bonus possible depending on the Company’s overall improvement in these areas. If the Compensation Committee determines that overall the Company’s performance at the end of a year, on a year-over-year basis, has declined, it may award as little as zero (0) bonus for this metric.

Equity Incentive Compensation. We currently administer long-term incentive compensation awards through our LTIP. Specifically, we encourage share ownership by awarding long-term equity incentive awards under two programs, consisting of the RSAP and the PSAP. We believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Our equity-based compensation programs encourage performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our common shares and/or rights, which recognize growth, development and financial success over a longer time horizon.

We use restricted share grants as our primary form of equity compensation, which we believe are a stronger motivational tool for our employees. Restricted share awards provide some value to an employee during periods of stock market volatility, whereas other forms of equity compensation, such as stock options, may have limited perceived value and may do little to retain and motivate employees when the current value of the company's stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted shares and performance restricted shares.

Our Compensation Committee, based on recommendations from our Chief Executive Officer, determines the amount and terms of our long-term incentive awards by periodically reviewing competitive market data and each executive's long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a named executive officer. The Compensation Committee considers the foregoing factors together and determines the appropriate magnitude of the award. As a result of the three named executive officers declining RSAP awards in 2015, RSAP incentives were not part of their total compensation.

The Compensation Committee awards restricted shares and performance restricted shares that vest over a period of years, not to be less than three (3) years for restricted stock and one (1) year for performance restricted shares, subject to exceptions for death, disability or a change in control. Restricted share awards vest based on an employee's continued employment over a period of time. The Compensation Committee determines the appropriate length of the vesting period which for most restricted shares is at a rate of 1/6 per year over a period of six years. Restricted performance shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives. The restricted performance shares will vest only upon the Company's ROIC being in the top decile of the Company's Comp Group as defined and published by Bloomberg at the end of the respective performance period and the shares shall fully vest if that criterion is met. If it is not met, then no shares shall vest and the award shall be forfeited. The criterion may not be reset.

We have no program, plan or practice to time the grant of restricted shares or restricted performance shares to executives in coordination with material non-public information.

Restricted Share Award Program. Restricted share awards are subject to continued employment, and one-sixth of the shares vest each year for six years on the anniversary of the date of grant. Full vesting will occur if an award recipient's employment is terminated because of death or disability or upon the occurrence of a change in control if the award recipient has been continuously employed by us from the date of the grant until the change in control. No performance accelerators for early vesting exist within this award. Compensation expense for the named executive officers relating to these awards, if any, recognized for financial accounting purposes during 2015, would be reflected in footnote 1 to the table "Summary Compensation for the Years Ended December 31, 2013, 2014 and 2015" on page 31 of this proxy statement.

Our named executive officers once again declined RSAP based awards for 2015 in order to allow for additional grants of equity based awards to other employees. For 2015, 91,784 shares of restricted stock were awarded to 389 employees both as part of in-cycle grants and as grants to attract new employees or to retain valuable employees.

For 2008 through 2015 Messrs. Demshur, Bergmark and Davis, at their request, have not received any grants of RSAP based awards and hence footnote 1 to the table "Summary Compensation for the Years Ended December 31, 2013, 2014 and 2015" on page 31 of this proxy statement refers only to equity grants issued under the PSAP described below.

Performance Share Award Program. Under the PSAP, our named executive officers are awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year period. The following discussion relates to the PSAP awards granted in 2013, 2014, 2015 and 2016.

2013 PSAP Awards. On February 13, 2013, we made grants of 79,660 restricted performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2013. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards would vest at the end of a three-year performance period that began on January 1, 2013 and ended on December 31, 2015. In 2013, the long-term incentive guideline used to make awards was four times the 2012 base salary for Mr. Demshur and three times the 2012 base salary for both Messrs. Bergmark and Davis. Based upon the actual performance results, the 2013 PSAP awards fully vested on December 31, 2015.

2014 PSAP Awards. On February 10, 2014, we made grants of 53,548 restricted performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2014. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2014 and ends on the last trading day in 2016, December 30, 2016. In

2014, the long-term incentive guideline used to make awards was four times the 2013 base salary for Mr. Demshur and three times the 2013 base salary for both Messrs. Bergmark and Davis.

2015 PSAP Awards. On February 16, 2015, we made grants of 106,455 restricted performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2015. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2015 and ends on the last NYSE trading day in 2017, December 29, 2017. In 2015, the total long-term incentive guideline used to make awards was five times the 2014 base salary for Mr. Demshur and three and three-quarters times the 2014 base salary for both Messrs. Bergmark and Davis, with 80% of the shares vesting if the Company's ROIC is in the top decile of the Comp Group at the end of the performance period and the remaining 20% vesting only if the Company's ROIC is the highest among the Comp Group at the end of the performance period.

2016 PSAP Awards. On February 16, 2016, we made grants of 122,515 restricted performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2016. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2016 and ends on the last NYSE trading day in 2018, December 31, 2018. In 2016, the award to the three named executives is as follows:

The amount of performance based equity incentive compensation awarded to Mr. Demshur was five times his 2015 base salary of $951,000 (a total of $4,755,241) divided by the closing price of the Company's stock on January 25, 2016, rounded upward to the nearest whole share that is divisible by five, for a total award of 52,995 restricted performance shares. The amount awarded to Messrs. Bergmark and Davis was three and three quarters times their 2015 base salary of $508,600 (a total of $1,907,406) divided by the closing price of the Company's stock on January 25, 2016, rounded upward to the nearest whole share that is divisible by five, for a total award of 21,260 restricted performance shares to each. Assuming a recipient’s continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that begins on January 1, 2016 and ends on December 31, 2018, the last NYSE trading day of 2018. For these named executive officers, 80% of the award will vest only if the Company’s ROIC is in the top decile of the Comp Group as shown by data published by Bloomberg upon the close of the market on the last day of the 2016 Performance Period. If that criterion is not met, then no shares shall vest and the award shall be forfeited. If, in addition to the Company being in the top decile of the Comp Group, the Company is the top performing company for ROIC among the Comp Group at the end of the 2016 Performance Period as shown by data published by Bloomberg, then the remaining 20% of the award shall fully vest. If this additional criterion is not met, then the 20% portion of the award shall be forfeited and none of those shares shall vest.

For clarity, the award to the named executive officers is as follows:

Name of Executive	Amount of Award Subject to Top Decile Vesting Requirement for 80% of the Award (in Shares)	Amount of Award Subject to Top Performer Vesting Requirement for 20% of the Award (in Shares)	Total Award of 100% (in Shares)
David Demshur	42,396	10,599	52,995
Richard Bergmark	17,008	4,252	21,260
Monty Davis	17,008	4,252	21,260

These award guidelines reflect the market range for long-term incentive awards if the performance measure is met.

The restricted performance shares for the 2014, 2015 and 2016 performance periods are unvested and may not be sold, assigned, pledged, hedged, margined or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. Subject to certain exceptions described below, the restricted performance shares will vest assuming a recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved.

In the event of an award recipient's death or disability prior to the last day of the respective performance periods, their restricted performance shares will vest as described above. If an award recipient's service with us terminates (other than for death or disability) prior to the last day of the performance periods, their restricted performance shares will be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the LTIP) prior to the last day of the performance period and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted performance shares will vest as of the effective date of such change in control.

Components of Executive Compensation

Compensation for target-level performances in the annual incentive plan, plus the net annualized present value of long-term compensation grants, can range as follows, depending upon the executive. The Compensation Committee considered the following general percentages in establishing the total compensation for the Company's named executive officers for 2015 and 2016 target performance. It is important to note that the influences on Company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of actual take home total compensation:

The Company views each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives' total direct compensation "at risk" if Company performance declines.

Health and Welfare Benefits. We offer a standard range of health and welfare benefits to all employees, including our named executive officers. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our named executive officers.

401(k). We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner.

Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Code. We match employee contributions under this plan up to the first 4% of the participant's compensation and may make additional discretionary contributions. For plan year 2015, we contributed an additional 1.5% of the admissible compensation for each eligible employee, including our named executive officers, into the plan to acknowledge the outstanding efforts of our employees.

Deferred Compensation Plan. Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including all named executive officers, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

The employer matching contributions vest at a rate of 20% per year over a period of 5 years if made on or before December 31, 2015. Employer matching contributions made on or after January 1, 2016 are 100% vested. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

Supplemental Executive Retirement Plans. In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted the Core Laboratories Supplemental Executive Retirement Plan, as amended, referred to as the "Group SERP". This plan was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers' designated beneficiaries as a reward for the named executive officer's prior contributions and future efforts to our success and growth. David Demshur and Richard Bergmark participate in the Group SERP. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Group SERP" for more information about the Group SERP.

In 1999, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan, as amended, for Monty L. Davis, which is referred to as the "Individual SERP." The terms of the Individual SERP are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant's compensation, years of employment, and a five-year vesting schedule. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Individual SERP" for more information about the Individual SERP.

Other Perquisites and Personal Benefits. We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table "Summary Compensation for the Years Ended December 31, 2013, 2014 and 2015" and its footnote (3) on page 31 of this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Executive Compensation Policies

Stock Ownership Requirements. In 2010, the Compensation Committee approved stock ownership requirements for the CEO to own our common shares equal in value to at least 5 times his annual base salary and for the CFO and COO to own common shares equal in value to at least 3 times their annual base salary. Alignment with shareholder interests is reflected in current stock ownership among the named executive officers, the value of which ranges from approximately 23 to 37 times annual base salary based on the closing price of the Company's stock on December 31, 2015, as reflected in the beneficial ownership table provided in "Ownership of Securities - Security Ownership by Certain Beneficial Owners and Management." They reflect a significant personal investment in us by the same executives responsible for determining the future success of the organization and the return to shareholders.

Securities Trading Policy. We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or "tipping" others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If the manager does not have inside information that is material to the business, the officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by one of the following persons: Chief Executive Officer, Chief Operating

Officer, Chief Financial Officer or General Counsel. Any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by these officers and certain other managers unless approved by the Compensation Committee.

Deductibility of Compensation over $1 million. Section 162(m) of the Code imposes a limit of $1 million, unless compensation is performance based or another exception applies, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. Although we have not yet finalized our 2015 tax return, we expect that this limit may apply to certain deductions in the 2015 tax return.

Employment Agreements and Change in Control Agreements

We maintain employment agreements with our three named executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements." These agreements provide for severance compensation to be paid if the employment of the named executive officers is terminated under certain conditions, such as following a change in control, termination by Messrs. Demshur, Bergmark or Davis for any reason or termination by us for any reason other than upon their death or disability, for "cause" or upon a material breach of a material provision of his employment agreement, each as defined in the agreements.

The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders and our stakeholders. We provide severance compensation if an executive's employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our shareholders and our stakeholders even though their employment could be terminated as a result of the transaction.

Termination without Cause. If we terminate the employment of a named executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in "Potential Payments Upon Termination or Change in Control." We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders' best interests.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2015, our named executive officers consisted of Messrs. Demshur, Bergmark and Davis. Biographical information regarding Messrs. Demshur and Bergmark can be found in "Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors." The following biography describes the business experience of Mr. Davis. Our named executive officers are not Managing Directors of our Company for purposes of Dutch law.

Mr. Davis, who is 61 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division Vice President of Finance and Administration from 1991 to 1993. In 1993, Mr. Davis left Western Atlas International and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as Chief Financial Officer. From 1994 to 1995 he served as Chief Operating Officer and from 1995 to 1998 he served as President and Chief Executive Officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other named executive officers as of December 31, 2015, information relating to the compensation earned for services rendered in all capacities during fiscal years 2013, 2014, and 2015:

Summary Compensation for the Years Ended December 31, 2013, 2014, and 2015

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Post-employment Benefit Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
David M. Demshur	2015	951,000	3,964,123	1,516,845	109,000	15,837	6,556,805
President and Chief Executive Officer	2014	951,000	3,453,450	—	78,000	17,008	4,499,458
	2013	910,000	3,757,727	1,820,000	(438,000)	16,622	6,066,349

Richard L. Bergmark	2015	508,600	1,590,208	553,103	112,000	15,568	2,779,479
Executive Vice President, and Chief Financial Officer	2014	508,600	1,385,293	—	80,000	17,030	1,990,923
	2013	486,720	1,507,438	730,080	(416,000)	16,660	2,324,898

Monty L. Davis	2015	508,600	1,590,208	553,103	48,000	15,849	2,715,760
Senior Vice President and Chief Operating Officer	2014	508,600	1,385,293	—	46,000	16,650	1,956,543
	2013	486,720	1,507,438	730,080	(265,000)	16,645	2,475,883

(1)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2013, 2014 and 2015, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2013, 2014 and 2015 and are included in our annual reports on Form 10-K. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards.

(2)
The changes in post-employment benefit values for 2013, 2014 and 2015 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the Code which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the named executive officers.

(3)
All named executive officers received perquisites in excess of $10,000 in fiscal 2013, 2014 and 2015 due to Company 401(k) discretionary contributions and an increase in premium with the Company-Owned Life Insurance.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name	Year	Core 401(k) Contributions ($) (1)	Core 401(k) Discretionary Contributions ($) (2)	Company-Owned Life Insurance($) (3)	Total ($)
David M. Demshur	2015	10,600	5,042	195	15,837
	2014	10,400	6,436	172	17,008
	2013	10,200	6,236	186	16,622

Richard L. Bergmark	2015	10,306	5,042	220	15,568
	2014	10,400	6,436	194	17,030
	2013	10,200	6,236	224	16,660

Monty L. Davis	2015	10,600	5,042	207	15,849
	2014	10,032	6,436	182	16,650
	2013	10,200	6,236	209	16,645

(1)	The amounts shown reflect Company matching contributions.

(2)	The amounts shown reflect the additional discretionary contributions made by the Company.

(3)
The amounts shown reflect premiums we pay for life insurance coverage for our named executive officers, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 79,455 shares of plan-based awards were awarded to our Chief Executive Officer and two other named executive officers in 2015 under the PSAP.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other named executive officers in 2015 under the PSAP, including awards that have been transferred.

Grants of Plan-Based Awards for the Year Ended December 31, 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)
David M. Demshur			—	1,046,100	2,092,200
	2/16/2015	1/26/2015				44,085	4,755,008

Richard L. Bergmark			—	381,450	762,900
	2/16/2015	1/26/2015				17,685	1,907,250

Monty L. Davis			—	381,450	762,900
	2/16/2015	1/26/2015				17,685	1,907,250

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements.

David M. Demshur. Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur's employment agreement, as amended, entitles him to an original base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 220% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Richard L. Bergmark. Mr. Bergmark serves as our Chief Financial Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bergmark's employment agreement, as amended, entitles him to an original base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Bergmark is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Monty L. Davis. Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Davis' employment agreement, as amended, entitles him to an original base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Davis is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Restricted Share Award Program.

In 2013, 94,620 restricted shares were granted to employees under the RSAP, none of which were to named executive officers. In 2014, 80,983 restricted shares were granted to employees under the RSAP, none of which were to named executive officers. In 2015, 91,784 restricted shares were granted to employees under the RSAP, none of which were to named executive officers. Subject to continued employment with us, these shares vest in the amount of 1/6th of each grant on each of the six annual anniversaries of the date of grant. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs. In January and February 2016, the Compensation Committee and the Supervisory Board have approved a grant of up to 125,000 restricted shares, not to be granted before March 1, 2016 as part of the in-cycle grants under the RSAP. None of those restricted shares will be granted to named executive officers. The Compensation Committee has authorized up to an additional 20,000 restricted shares for out-of-cycle grants during 2016 for retention and recruitment purposes for employees other than the named executive officers.

Performance Share Award Program.

In 2013, 79,660 shares were granted to employees under the PSAP, including 52,660 to our named executive officers. At December 31, 2015, Core Lab had the highest ROIC compared to the Comp Group. The Compensation Committee of our Board of Supervisory Directors verified that the performance target criteria had been met and 79,660 shares vested.

In 2014, 53,548 shares were granted to employees under the PSAP, including 35,948 to our named executive officers. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top decile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2016, December 30, 2016.

Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs.

In 2015, 27,000 shares were granted to employees, other than the named executive officers, under the PSAP. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top decile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2017, Friday, December 29, 2017. For the named executive officers, we granted 79,455 shares under the PSAP. Subject to continued employment with us, 80% of these shares will vest only upon our ROIC being in the top decile of the Comp Group and the final 20% will vest only upon our ROIC being at the top of the Comp Group as published by Bloomberg at the end of the three-year Performance Period on December 29, 2017. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs.

In 2016, 27,000 shares were granted to employees, other than the named executive officers, under the PSAP. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top decile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2018, Monday, December 31, 2018. For the named executive officers, we granted 95,515 shares under the PSAP. Subject to continued employment with us, 80% of these shares will vest only upon our ROIC being in the top decile of the Comp Group and the final 20% will vest only upon our ROIC being at the top of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2018, Monday, December 31, 2018. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs.

For a description of our Supplemental Executive Retirement Plans, please read "Post-employment Benefit Plans" below.

Outstanding Equity Awards at Fiscal Year End

     The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other named executive officers as of the end of our last completed fiscal year. None of our named executive officers held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards at December 31, 2015

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David M. Demshur	64,031	(1)	6,962,731
Richard L. Bergmark	25,686	(1)	2,793,096
Monty L. Davis	25,686	(1)	2,793,096

(1)
Includes performance restricted shares remaining unvested which were granted to the named executive officer in 2014 and 2015. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table -- Performance Restricted Share Award Program".

Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our named executive officers.
Stock Vested for the Year Ended December 31, 2015

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David M. Demshur	29,218	3,177,165
Richard L. Bergmark	11,721	1,274,542
Monty L. Davis	11,721	1,274,542

Post-employment Benefit Plans

The following table provides information on our named executive officers' post-employment benefit plans as of December 31, 2015, including, with respect to each named executive officer, the number of years credited under the applicable plan, the actuarial present value of the accumulated post-employment benefit and the dollar amount of any payments received during the year ended December 31, 2015.
Post-employment Benefit Plans as of December 31, 2015

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2015 ($)
David M. Demshur	Group SERP	N/A	4,313,000	—
Richard L. Bergmark	Group SERP	N/A	4,392,000	—
Monty L. Davis	Individual SERP	25	2,586,000	—

Group SERP. In 1998, we adopted the Group SERP for the benefit of certain key employees and outside directors. The Group SERP was last amended in 2007. It was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to our success and growth. Messrs. Demshur and Bergmark participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant's benefit under the Group SERP is fully vested and fully accrued. Each participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. Benefits under the Group SERP may be forfeited only in the event of a participant's termination for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

Individual SERP. In 1999, we adopted the Individual SERP for Mr. Davis. The Individual SERP was last amended in 2007. It provides the participant an annual retirement benefit, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. The annual retirement benefit is equal to 2% of the participant's final average pay (defined below) for each year of credited service (not to exceed 25 years of credited service). In the event of a change in control while the executive is employed by us or the involuntary termination of the executive's employment without cause within six months prior to a change in control, Mr. Davis will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to the retirement benefit described above each year until such payments have been made for an aggregate of 15 years to both the participant and his designated beneficiary. In the event that a participant dies before his retirement date, his designated beneficiary will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000 for 15 years. Additionally, the participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount would be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. A participant will forfeit his interest in the Individual SERP if he is terminated for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

A participant's "final average pay" for purposes of calculating the annual retirement benefit under an Individual SERP is the average of the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which occurs the earlier of the participant's death or termination of employment. In the event a change in control occurs (as defined in the Individual SERP), "final average pay" is the greater of (x) the amount determined above, and (y) the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which the change in control occurs.

We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark and Davis to assist us in providing benefits under the Group SERP and the Individual SERP (collectively, the "SERPs"). We are the owner and beneficiary of the insurance coverage for which all of the SERPs' premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs' benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.

Nonqualified Deferred Compensation

The following table provides information relating to our named executive officers' benefits in the nonqualified deferred compensation plans, including, with respect to each named executive officer, the aggregate contributions made by such named executive officer during the year ended December 31, 2015, the aggregate contributions made by the company during the year ended December 31, 2015, on behalf of the named executive officer, the aggregate interest or other earnings accrued during the year ended December 31, 2015, the aggregate value of withdrawals and distributions to the named executive officer during the year ended December 31, 2015 and balance of account as of December 31, 2015.

Nonqualified Deferred Compensation for the Year Ended December 31, 2015

	Executive Contributions in 2015	Registrant Contributions in 2015	Aggregate Earnings (Losses) in 2015	Aggregate Withdrawals/(Distributions)	Aggregate Balance at December 31, 2015
Name	($)	($)	($)	($)	($)
David M. Demshur	115,211	28,901	427,132	—	6,988,446
Richard L. Bergmark	12,911	5,587	5,002	—	875,441
Monty L. Davis	76,587	9,823	(18,202)	—	2,465,079

Since 2006, the Company has made certain matching contributions on participant salary reduction deferrals to the plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Code. Distributions of a participant's plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a "key employee," distributions must be delayed for six months. A participant's plan benefits include the participant's deferrals, the vested portion of the employer's contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the plan to the participant's beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see "Components of Executive Compensation - Deferred Compensation Plan."

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and/or benefits to our named executive officers in the event of a termination of employment or a change in control of the Company. The terms described below are unique to the three named executive officers and were first put into place in 1998 and are not terms that have been granted to any other executive since then or would be granted to any future executive with the Company. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2015, and thus includes amounts earned through that date. The tables below provide estimates of the compensation and benefits that would be provided to the executives upon their termination of employment; however, in the event of an executive's separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Demshur, Bergmark and Davis Employment Agreements

Messrs. Demshur, Bergmark and Davis have employment agreements first entered into in 1998 which have included provisions governing the payment of severance benefits if employment is terminated by the executive for any reason or by the Company for any reason other than (1) death or disability, (2) for cause, or (3) the executive's material breach of a material provision of the employment agreement. In such event, our executive severance benefits will be comprised of:

a.	the payment of a lump-sum amount equal to the sum of:

◦	200% of his base salary as in effect immediately prior to the termination; and

◦	two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;

b.
provision of a benefits package for the executive and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to the executive and his spouse and dependent children immediately prior to termination, for as long as the executive and his spouse or dependent children are living;

c.	the provision of outplacement services at a cost not to exceed 100% of the executive's annual base salary as in effect immediately prior to the termination; and

d.
the full and immediate vesting and exercisability of all of his outstanding equity awards, which awards shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such equity awards were granted.

For purposes of calculating the lifetime medical benefits, we assume the following:

•	a discount rate of 4.25%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2015 Applicable Mortality Table for Lump Sums under the Pension Protection Act of 2006 (PPA);

•	a current medical trend of 6.30% per annum, decreasing in accordance with a schedule over time to 6.10% in 2017 and 5.40% in 2018;

•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 70% for ages 65 and older; and

•	that the health plan is self-funded and will continue to be so in the future.

For purposes of calculating the welfare benefits, we assume the following:

•	the basic life insurance benefit was valued as a whole life premium at discount rate of 3.75%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2015 Applicable Mortality Table for Lump Sums under PPA;

•
the accidental death and disability coverage was valued as 10.80% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•
the long-term disability premium was escalated to 4.00% until age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.

If the executive's employment is terminated as a result of death or disability, the executive (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clause (b) and (d) above.

If the executive's employment is terminated for any reason within three years following a change in control, the executive will be entitled to the same benefits described above except that certain outstanding stock options shall remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and the lump-sum payment described in clause (a) above shall be equal to three times the sum of:

•	his base salary as in effect immediately prior to his termination of employment; and

•
the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.

The employment agreements generally use the following terms:

"Cause" means the executive has been convicted of any felony or a misdemeanor involving moral turpitude.

"Change in Control" means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.

Each executive's employment agreement contains a standard confidentiality and nonsolicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.

Upon a change in control, our named executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code (which imposes a 20% excise tax on certain excess parachute payments). In such case, we have agreed to pay each of our named executive officers a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, the named executive officer retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the Code.

The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation and (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments).

The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change. The provision of the tax gross-up payment was included in the named executive's employment contracts entered into in 1998, when the provision of tax gross-up payments was standard in our industry. The Company will not add tax gross-up provisions in any future employment contracts.

The tables below reflect the amount of compensation that would be payable to each of the named officers in various scenarios involving termination of the named officer's employment, including following a change in control. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2015 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2015 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the officer's separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table.

David M. Demshur	Voluntary Termination on 12/31/2015 ($)	Early Retirement on 12/31/2015($)	Involuntary Not For Cause Termination on 12/31/2015($)	For Cause Termination on 12/31/2015($)	Termination related to Change-in-Control on 12/31/2015 ($)	Disability on 12/31/2015 ($)	Death on 12/31/2015 ($)
Compensation:
Severance	1,902,000	1,902,000	1,902,000	—	1,820,000	—	—
Short-term Incentive	1,882,980	1,882,980	1,882,980	—	5,460,000	—	—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	—	—	—	—	6,962,731	6,962,731	6,962,731
Benefits & Perquisites:
Health and Welfare Benefits	647,300	647,300	647,300	—	647,300	647,300	647,300
Outplacement Services	951,000	—	951,000	—	951,000	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total	5,383,280	4,432,280	5,383,280	—	15,841,031	7,610,031	7,610,031

Richard L. Bergmark	Voluntary Termination on 12/31/2015 ($)	Early Retirement on 12/31/2015($)	Involuntary Not For Cause Termination on 12/31/2015($)	For Cause Termination on 12/31/2015($)	Termination related to Change-in-Control on 12/31/2015 ($)	Disability on 12/31/2015 ($)	Death on 12/31/2015 ($)
Compensation:
Severance	1,017,200	1,017,200	1,017,200	—	730,080	—	—
Short-term Incentive	686,610	686,610	686,610	—	2,190,240	—	—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	—	—	—	—	2,793,096	2,793,096	2,793,096
Benefits & Perquisites:
Health and Welfare Benefits	647,400	647,400	647,400	—	647,400	647,400	647,400
Outplacement Services	508,600	—	508,600	—	508,600	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total	2,859,810	2,351,210	2,859,810	—	6,869,416	3,440,496	3,440,496

Monty L. Davis	Voluntary Termination on 12/31/2015 ($)	Early Retirement on 12/31/2015($)	Involuntary Not For Cause Termination on 12/31/2015($)	For Cause Termination on 12/31/2015($)	Termination related to Change-in-Control on 12/31/2015 ($)	Disability on 12/31/2015 ($)	Death on 12/31/2015 ($)
Compensation:
Severance	1,017,200	1,017,200	1,017,200	—	730,080	—	—
Short-term Incentive	686,610	686,610	686,610	—	2,190,240	—	—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	—	—	—	—	2,793,096	2,793,096	2,793,096
Benefits & Perquisites:
Health and Welfare Benefits	586,000	586,000	586,000	—	586,000	586,000	586,000
Outplacement Services	508,600	—	508,600	—	508,600	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total	2,798,410	2,289,810	2,798,410	—	6,808,016	3,379,096	3,379,096

Nonqualified Deferred Compensation Plan.

See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the named executive officers under the Nonqualified Deferred Compensation Plan upon death or separation from service, and in connection with a change in control.

Supplemental Executive Retirement Plans.

Please see the Post-employment Benefit Plans table and narrative that follows the table for a discussion of the benefits payable to the named executive officers under the Group SERP and the Individual SERP upon death or separation from service, and in connection with a change in control. As described in the sections "Group SERP" and "Individual SERP" on page 35 of this proxy statement, if a participant in the Group SERP or an Individual SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement.

Equity Award Program.

Awards under our PSAP and RSAP will vest in full in the event a named executive officer's service is terminated by reason of his death or disability or upon the occurrence of a Change in Control. As of December 31, 2015, Messrs. Demshur, Bergmark and Davis do not have any outstanding RSAP awards that would be triggered by a Change of Control; however as of that date, following the vesting of the 2015 PSAP award, Mr. Demshur has two PSAP awards worth $6,962,731, Mr. Bergmark has two PSAP awards worth $2,793,096 and Mr. Davis has two PSAP awards worth $2,793,096.

COMPENSATION COMMITTEE REPORT

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•	reviewed and discussed the Company's disclosure set forth herein below the heading "Compensation Discussion and Analysis" with management; and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2015.

Submitted by the Compensation Committee of the Board of Supervisory Directors.

COMPENSATION COMMITTEE
D. John Ogren (Chairman)
Charles L. Dunlap
Jan Willem Sodderland
Margaret Ann van Kempen

AUDIT COMMITTEE REPORT

For the year ended December 31, 2015, the Audit Committee consisted of Messrs. Kearney, Dunlap and Ogren. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee:

•	reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2015 with management and with the independent registered public accountants;

•
considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers' independence, and concluded that PricewaterhouseCoopers' independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers in fiscal 2015 for audit services, audit-related services, tax services and all other services, are set forth at "Audit Fee Summary" below); and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/investors/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's financial statements.

 The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company's internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Supervisory Directors.

AUDIT COMMITTEE
Michael C. Kearney (Chairman)
Charles L. Dunlap
D. John Ogren

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the non-audit fees. Set forth below is a summary of the total fees incurred with our independent registered public accounting firm, PricewaterhouseCoopers, during fiscal years 2014 and 2015. These fees consisted of:

	2015	2014
	($)	($)
Audit Fees	2,774,500	2,778,000
Audit-Related Fees	—	—
Tax Fees	88,000	105,000
All Other Fees	26,000	51,000
Total	2,888,500	2,934,000

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the AFM in The Netherlands, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related fees consist primarily of attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees. Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees. Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other public filings.

AGENDA ITEMS

Item 1.    Election of Class II Supervisory Directors

Our Articles of Association provide for one or more Supervisory Directors. Our Board of Supervisory Directors currently has eight members who are divided into three classes of Supervisory Directors. Each class is elected for a term such that the term of one class of Supervisory Directors expires at the annual meeting each year. In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director who will have served for longer than ten years each year over the next few years. The Succession Plan will be completed as of the 2017 annual meeting, at which time the longest tenure of any non-executive director will be six (6) years.

For the 2016 annual meeting, the Board of Supervisory Directors is proposing the re-election of two current Class II members and the election of one new Class II member, effective at the conclusion of the meeting. The Board of Supervisory Directors is proposing the re-election of Mr. Dunlap and Ms. van Geuns (both first elected in 2013) and the election of Michael Straughen as the Class II Supervisory Directors. All three Class II candidates are being nominated for terms expiring at the annual meeting in 2019. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for all three of these nominees, for two of these nominees, for one of these nominees or for none of these nominees. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the three nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The election and re-elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of agenda item no. 1.

The Supervisory Board recommends that shareholders vote “FOR” the three Class II nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2.    Election of Additional Supervisory Director

For the 2016 annual meeting, the Board of Supervisory Directors is proposing the election of one new additional Class I member, Martha Z. Carnes, making a total of nine supervisory directors for one year so that she can overlap with Mr. Kearney for one year before he retires from the Board at the 2017 annual meeting. Ms. Carnes is being nominated for a term expiring at the annual meeting in 2020, pending approval and implementation of agenda item no. 3 below. If agenda item no. 3 is not approved, Ms. Carnes is being nominated to serve as an additional Class II director, whose term would expire at the annual meeting in 2019. In each case, she would serve under the terms and conditions described within the proxy statement, with effect from July 1, 2016, upon her retirement from PwC. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for this nominee or against the nominee. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the nominee listed above. If at the time of, or prior to, the annual meeting the nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the one nominee named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The Supervisory Board recommends that shareholders vote “FOR” the additional nominee for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3.    Amendment of Article 16, Sub-article 15 of our Articles of Association

As confirmed by its implementation of the 2011 Board Succession Plan, the Company is being pro-active in bringing new members to the Board of Supervisory Directors. While this process has positive virtues and reflects the Company's effort to stay current with corporate governance trends, it also presents challenges. Such a plan cannot anticipate unexpected early retirements and cannot fully plan for replacing the particular talents of individual members when we cannot know at a given point in time, the talents of the new members who will join the Supervisory Board in future years. The challenge to maintain a diverse, balanced and experienced Board of Supervisory Directors is made even more difficult when other outside events occur, such as the required 2016 rotation of our outside audit firm due to unanticipated changes in Dutch law that had been enacted at that time.

In order to meet these challenges, the Company needs more flexibility regarding the terms to which Supervisory Directors can be appointed. Our current articles mandate each member may only be appointed for a three-year term - no more, no less. But, as described above, if there is an unexpected retirement or the need to replace a particular expertise of a retiring member, it would be in the Company's and the shareholders' and stakeholders' best interests if there could be some flexibility regarding the term for which a member could be appointed.

As discussed in agenda item no. 2 above, 2016 is a year in which this flexibility is important. In 2017, Mr. Kearney, who has served as our Audit Committee chairman since 2004, will be retiring due to the Board Succession Plan. This will follow the 2016 rotation of our outside auditor from PricewaterhouseCoopers to KPMG. We would like to appoint a ninth director, who possesses the particular talents that Mr. Kearney has, to overlap for one year with him in order to facilitate the transition from his service. But we cannot accomplish this one-year transition and maintain the desired constitution of the Supervisory Board if we can only appoint the ninth director for a three year term.

Accordingly, we want to slightly amend one portion of our articles of association in order to accomplish adding the desired flexibility. We propose to amend article 16, sub-article 15 of our articles of association to read in its entirety, as follows:
"The supervisory board shall institute a retirement rota in order to preclude, to the extent possible, a situation in which a substantial number of supervisory directors retire simultaneously or the composition of the supervisory board is not properly constituted in the opinion of the supervisory board. A supervisory director may be appointed for a term, not to exceed four years, consistent with this retirement rota and as necessary in order to accomplish these goals. With due observance of the preceding sentences, each supervisory director shall be eligible for immediate re-appointment. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration."

The existing wording of article 16, sub-article 15 is:
"A supervisory director may be appointed to the supervisory board for a three year term. With due observance of the first sentence, each supervisory director shall be eligible for immediate re-appointment. The supervisory board shall draw up a retirement rota in order to avoid, as far as possible, a situation in which re-appointments occur simultaneously. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration."

The full text of the draft notarial deed of amendment to the articles of association (in Dutch and in English) is attached as Exhibit "A".

The Supervisory Board recommends that shareholders vote “FOR” the amendment of article 16, sub-article 15 of our articles of association, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4.    To Approve, on an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Supervisory Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee's report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our named executive officers be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers.

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement according to the compensation disclosure rules of the SEC. The Company intends to hold this vote annually. At the 2015 annual meeting, the Company's shareholders were requested to conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers. The Supervisory Board proposal seeking approval of the compensation of the Company's named executive officers for 2015 was approved with 98.7% of the votes cast in favor of such compensation at the 2015 annual meeting. Our continued focus on performance-based compensation has provided solid performance outcomes related to the Company's Total Shareholder Return and specifically compared to the S&P 500 Index and our peer group and we believe our shareholders should again approve our executive compensation program.

We are therefore asking shareholders to vote on the following resolution:

The shareholders approve the compensation philosophy, policies and procedures described in the CD&A section, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables.

As an advisory vote, Item 4 is non-binding. Although the vote is non-binding, the Supervisory Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. We recommend that our shareholders approve Item 4.

Vote Required

The affirmative vote of a majority of the shares of Core Laboratories N.V. common stock present or represented by proxy and voting at the annual meeting is required for approval of Item 4. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Item 5.    Confirmation and Adoption of Annual Accounts

At the annual meeting, as required under Dutch law and our Articles of Association, following a discussion of our Dutch Report of the Management Board, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2015, which are our audited consolidated financial statements that are prepared in accordance with International Financial Reporting Standards as adopted by the European Union. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.

The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Cancellation of Our Repurchased Shares Held at 12:01 a.m. CEST on May 19, 2016

At the annual meeting, our shareholders will be asked to resolve to cancel all of the shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), at 12:01 a.m. CEST on May 19, 2016.

According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 21, 2015, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 21, 2016. Management believes it is in the best interest of our shareholders and stakeholders for shares held by the Company at 12:01 a.m. CEST on May 19, 2016 to be canceled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company at 12:01 a.m. CEST on May 19, 2016 will be canceled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.

After the general meeting of shareholders, if this Item 6 is approved, we will file a copy of the extract of the minutes of the annual meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if at least half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the cancellation of our repurchased shares held by the Company at 12:01 a.m. CEST on May 19, 2016, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Extension and Renewal of Existing Authority to Repurchase Shares

Pursuant to Dutch law and our Articles of Association, we and our subsidiaries are allowed to repurchase up to 50% of our issued share capital, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 21, 2015, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of 18 months, until November 21, 2016.

For the 2016 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 10% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2015, our shareholders have renewed that authorization such that the current period is set to expire on November 21, 2016. In 2015, we repurchased approximately 1,444,534 of our common shares for an aggregate purchase price of approximately $159,710,497. We believe that it is in the best interest of our Company and shareholders and other stakeholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time through one or more purchases at the stock exchanges where our shares are listed or otherwise, for an 18-month period, until November 19, 2017, and such repurchased shares may be used for any legal purpose.

The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 10% of our issued share capital, as described herein, from time to time for the indicated periods from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the authorization of the Management Board to repurchase up to 10% of our issued share capital until November 19, 2017, through one or more purchases at the stock exchanges where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8.    Extension of Authority to Issue Shares of Core Laboratories N.V. until November 19, 2017

Our current authorized share capital consists of 200 million common shares and 6 million preference shares, each share with a current par value of EUR 0.02. Under Dutch law and our Articles of Association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. Previous authorizations of the Supervisory Board to issue shares were effective for a period of up to five years and were renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on November 21, 2016. At the 2015 annual meeting, we obtained authorization to issue shares up to 10% of our outstanding shares per annum for an 18-month period. We are seeking this same authorization at the 2016 annual meeting. We currently do not have any specific plans, proposals or arrangements to issue any new shares of common stock for any purpose, with the exception of issuing repurchased shares for equity compensation as outlined in the proxy statement. However, in the ordinary course of our business, we may determine from time to time that the issuance of additional shares of common stock is necessary and in the best interests of the Company, including in connection with acquisitions, financings or equity compensation.

At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period from the date of the annual meeting until November 19, 2017. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the issuance of additional shares will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for an 18-month period from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 9.    Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 19, 2017

Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to stock awards granted under the LTIP and the 2014 Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Previous authorizations were effective for up to five years and were renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on November 21, 2016. At the 2015 annual meeting, we obtained authorization to limit or eliminate preemptive rights up to 10% of our common shares and/or preference shares per annum for an eighteen-month period. We are seeking this same authorization at the 2016 annual meeting.

At the annual meeting, our shareholders will be asked to approve an extension of this authority for an eighteen-month period from the date of the annual meeting until November 19, 2017 to limit or eliminate preemptive rights up to a maximum of 10% of outstanding shares per annum. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the rights to limit or eliminate preemptive rights will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for an eighteen-month period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 10.    Discussion regarding Shareholders' Equity

Dutch Civil Code Book 2, Article 108a, requires that within three months after the Management Board has considered it plausible that the shareholders' IFRS equity of the Company has decreased to an amount equal to or less than one-half of the paid and called up part of the capital, a general meeting of shareholders shall be held to discuss the measures to be taken, if necessary.
The Management Board considers that this situation is now plausible and so this agenda item is added for such a discussion with the shareholders. No vote is required or appropriate, so this is a discussion item only.

Item 11.     Other Matters to Be Voted On

The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2017 Annual Meeting; Shareholder Proposals and Shareholder Access

Any shareholder who qualifies under applicable law to have the right to submit a matter for inclusion in the Company's proxy material for consideration at the 2017 annual meeting may submit such matter, including recommendations for nominees for supervisory directorships, to the Company. As a company registered in The Netherlands, we are governed by Dutch company law rules regarding the access rights of shareholders to submit a matter for inclusion in the Company's proxy material for consideration at an annual meeting. Effective July 1, 2013, Dutch company law rules were amended to increase the minimum threshold in order for shareholders to submit an item for the agenda of the annual meeting. Since that amendment, Dutch law requires that an agenda item may only be submitted by one or more shareholders representing at least three percent of the issued share capital of the Company. The Company’s Articles of Association follow this law and are not more restrictive than this. In order for such matter to be included in the Company's proxy materials or presented at the 2017 annual meeting, the qualified shareholder(s) must submit the matter to the Company's Secretary at the address indicated on page 5 of this proxy statement not later than the 60th day before the date on which the 2017 annual meeting will be held. At this point, the Company anticipates conducting the 2017 annual meeting in mid-May, 2017.

The Right of Shareholders to Request a Shareholder Meeting

Just as with the right of shareholders to submit an item for the agenda, we also follow the full contours of Dutch law, without further restriction, on the rights of shareholders to request a shareholder meeting. Our Articles of Association (art. 18.3) specifically mandate that shareholder meetings can be convened by shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Management and Supervisory Boards to convene a meeting to be held within eight weeks and also provides a procedure to approach the Court, if those Boards fail to call such a meeting in a timely fashion.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company's proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, The Netherlands
March _____, 2016

CORE LABORATORIES N.V. C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.
The Board of Supervisory Directors recommends that you vote FOR the following:	For	Withhold
1. To re-elect two Class II Supervisory Directors and to elect one new Class II Supervisory Director each to serve until our annual meeting in 2019 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

1a) Charles L. Dunlap	☐	☐
1b) Lucia van Geuns	☐	☐
1c) Michael Straughen	☐	☐
2. To elect one new Class I Supervisory Director to serve until our annual meeting in 2020, pending approval and implementation of agenda item no. 3 below, or in the event agenda item no. 3 is not approved, to serve as a Class II Supervisory Director until our annual meeting in 2019 and until a successor shall have been duly elected and qualified and in each case under the terms and conditions described within the proxy statement and with effect from July 1, 2016;

2a) Martha Z. Carnes	☐	☐

	For	Against	Abstain	For	Against	Abstain
The Board of Supervisory Directors recommends you vote FOR proposals 3 through 9, as follows:
3. To amend article 16, sub-article 15 of our articles of association to read in its entirety (the following being an English translation of the official Dutch text).

"The supervisory board shall institute a retirement rota in order to preclude, to the extent possible, a situation in which a substantial number of supervisory directors retire simultaneously or the composition of the supervisory board is not properly constituted in the opinion of the supervisory board. A supervisory director may be appointed for a term, not to exceed four (4) years, consistent with this retirement rota and as necessary in order to accomplish these goals. With due observance of the preceding sentences, each supervisory director shall be eligible for immediate re-appointment. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration."
	☐	☐	☐
7. To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2017, and such repurchased shares may be used for any legal purpose.
				☐	☐	☐
4. To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A section, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables.
	☐	☐	☐
8. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017.
				☐	☐	☐
5. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2015.	☐	☐	☐
9. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2017.
				☐	☐	☐
6. To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2016.	☐	☐	☐
Management will convene a discussion, pursuant to Dutch Civil Code Book 2, artlcle 108a, regarding measures to be taken, if any, since the management board considers it plausible that the shareholders' equity has decreased to an amount equal to or less than one-half of the paid and called up part of the capital.

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M52481-P33425-P33515

CORE LABORATORIES N.V.
Annual Meeting of Shareholders
May 19, 2016 2:30 PM CEST
This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Thursday, May 19, 2016.

The undersigned hereby constitutes and appoints each member of the Supervisory Board, Mark Elvig, general counsel of the Company, Jacobus Schouten, as well as Jaap Stoop, Paul van der Bijl, and any other lawyer or Notary working with NautaDutilh N.V., the Company's Dutch legal counsel, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX Amsterdam The Netherlands, on Thursday, May 19, 2016 at 2:30 p.m. CEST and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR SUPERVISORY DIRECTOR IN PROPOSALS 1 AND 2 AND FOR PROPOSALS 3, 4, 5, 6, 7, 8 AND 9.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

EXHIBIT A
AKTE VAN STATUTENWIJZIGING
CORE LABORATORIES N.V.

Heden, [datum] tweeduizend zestien, verscheen voor mij, mr. Wijnand Hendrik Bossenbroek, notaris te Amsterdam:
[NautaDutilh werknemer].
De comparant verklaarde dat de algemene vergadering van aandeelhouders van Core Laboratories N.V., een naamloze vennootschap, statutair gevestigd te Amsterdam (adres: 1077 XX Amsterdam, Strawinskylaan 913, Toren A, handelsregisternummer: 33261158) (de "Vennootschap"), in haar jaarlijkse algemene vergadering van aandeelhouders gehouden te Amsterdam op negentien mei tweeduizend zestien, onder meer besloten heeft om de statuten van de Vennootschap partieel te wijzigen.
Een kopie van een uittreksel van de notulen van voornoemde vergadering zal aan deze akte worden gehecht als bijlage.
De statuten van de Vennootschap zijn laatstelijk gewijzigd bij akte verleden op zestien mei tweeduizend twaalf voor mr. Marcel Dirk Pieter Anker, destijds notaris te Amsterdam.
Ter uitvoering van voornoemd besluit tot statutenwijziging verklaarde de comparant de statuten van de Vennootschap bij deze als volgt partieel te wijzigen:
Artikel 16.15 komt te luiden als volgt:
"16.15    De raad van commissarissen stelt een rooster van aftreden op teneinde zoveel mogelijk een situatie te voorkomen waarin een substantieel aantal commissarissen gelijktijdig aftreedt of de raad van commissarissen naar het oordeel van de raad van commissarissen niet naar behoren is samengesteld. Een commissaris wordt benoemd voor een termijn van ten hoogste vier jaar, overeenkomstig het rooster van aftreden, en zoals nodig om voornoemd streven te verwezenlijken. Met inachtneming van de voorgaande volzinnen kan iedere commissaris onmiddellijk worden herbenoemd. Het rooster van aftreden zal beschikbaar worden gesteld en zal in ieder geval op de website van de Vennootschap worden geplaatst. Een commissaris zal uitsluitend worden herbenoemd na zorgvuldige overwegingen."
SLOTVERKLARINGEN
De comparant verklaarde ten slotte blijkens een onderhandse volmacht die aan deze akte zal worden gehecht als bijlage door de enige bestuurder van de Vennootschap gemachtigd te zijn om deze akte te doen verlijden.
De comparant is mij, notaris, bekend.
Deze akte is verleden te Amsterdam op de dag aan het begin van deze akte vermeld.
Nadat vooraf door mij, notaris, de zakelijke inhoud van deze akte aan de comparant is medegedeeld en door mij, notaris, is toegelicht, heeft de comparant verklaard van de inhoud daarvan te hebben kennisgenomen, met de inhoud in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing is deze akte door de comparant en mij, notaris, ondertekend.

Note: This is a translation into English of a deed of amendment to the articles of association of a Dutch limited liability company. In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

DEED OF AMENDMENT TO THE ARTICLES OF ASSOCIATION
CORE LABORATORIES N.V.

On this day, the [day] day of [month] two thousand and sixteen, appeared before me, Wijnand Hendrik Bossenbroek, civil law notary in Amsterdam:
[NautaDutilh employee]
The person appearing before me declared that the general meeting of shareholders Core Laboratories N.V., a limited liability company having its corporate seat in Amsterdam (address: 1077 XX Amsterdam, Strawinskylaan 913, Tower A, trade register number: 33261158) (the "Company"), at its annual general meeting of shareholders held in Amsterdam on the nineteenth day of May two thousand and sixteen, decided, among other things, to amend the Company's articles of association in part.
A copy of an extract of the minutes of the abovementioned meeting will be attached to this Deed as an annex.
The Company's articles of association were most recently amended by a deed executed on the twelfth day of May two thousand and twelve before Marcel Dirk Pieter Anker, at that time civil law notary in Amsterdam.
In order to carry out the above-mentioned decision to amend the articles of association, the person appearing declared to amend the Company's articles of association in part, as set out below:
Article 16.15 shall come to read as follows:
"16.15    The supervisory board shall institute a retirement rota in order to preclude, to the extent possible, a situation in which a substantial number of supervisory directors retire simultaneously or the composition of the supervisory board is not properly constituted in the opinion of the supervisory board. A supervisory director may be appointed for a term, not to exceed four years, consistent with this retirement rota and as necessary in order to accomplish these goals. With due observance of the preceding sentences, each supervisory director shall be eligible for immediate re-appointment. The rota shall be made available and shall, in any event, be put on the Company's website. A member of the supervisory board shall be re-appointed only after careful consideration."
FINAL STATEMENTS
Finally, the person appearing declared, as evidenced by a power of attorney in the form of a private instrument which will be attached to this Deed as an annex, to have been authorised by the Company's sole managing director to execute this Deed.
The person appearing is known to me, civil law notary.
This Deed was executed in Amsterdam on the date mentioned in its heading.
After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, to be in agreement with the contents and not to wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.